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                        KRAMER, LEVIN, NAFTALIS & FRANKEL

                           9 1 9  T H I R D  A V E N U E

                           NEW YORK, N.Y. 10022 - 3852

                                (212) 715 - 9100

ARTHUR H. AUFSES III     RICHARD MARLIN                       SHERWIN KAMIN
THOMAS D. BALLIETT       THOMAS E. MOLNER                   ARTHUR B. KRAMER
JAY G. BARIS             THOMAS H. MORELAND                 MAURICE N. NESSEN
SAUL E. BURIAN           ELLEN R. NADLER                    FOUNDING PARTNERS
BARRY MICHAEL CASS       GARY P. NAFTALIS                        COUNSEL
THOMAS E. CONSTANCE      MICHAEL J. NASSAU
MICHAEL J. DELL          MICHAEL S. NELSON                        -----
KENNETH H. ECKSTEIN      JAY A. NEVELOFF
CHARLOTTE M. FISCHMAN    MICHAEL S. OBERMAN                   MARTIN BALSAM
DAVID S. FRANKEL         PAUL S. PEARLMAN                   JOSHUA M. BERMAN
MARVIN E. FRANKEL        SUSAN J. PENRY-WILLIAMS             JULES BUCHWALD
ALAN R. FRIEDMAN         BRUCE RABB                         RUDOLPH DE WINTER
CARL FRISCHLING          ALLAN E. REZNICK                    MEYER EISENBERG
MARK J. HEADLEY          SCOTT S. ROSENBLUM                  ARTHUR D. EMIL
ROBERT M. HELLER         MICHELE D. ROSS                     MAXWELL M. RABB
PHILIP S. KAUFMAN        MAX J. SCHWARTZ                     JAMES SCHREIBER
PETER S. KOLEVZON        MARK B. SEGALL                          COUNSEL
KENNETH P. KOPELMAN      JUDITH SINGER
MICHAEL PAUL KOROTKIN    HOWARD A. SOBEL                          -----
KEVIN B. LEBLANG         JEFFREY S. TRACHTMAN
DAVID P. LEVIN           D. GRANT VINGOE                  M. FRANCES BUCHINSKY
EZRA G. LEVIN            HAROLD P. WEINBERGER               DEBORA K. GROBMAN
LARRY M. LOEB            E. LISK WYCKOFF, JR.             CHRISTIAN S. HERZECA
MONICA C. LORD                                              PINCHAS MENDELSON
                                                           LYNN R. SAIDENBERG
                                                           JONATHAN M. WAGNER
                                                             SPECIAL COUNSEL

                                                                  -----

                                                                   FAX
                                    August 30, 1996          (212) 715-8000

                                                                  ------

                                                          WRITER'S DIRECT NUMBER

                                                              (212) 715-7550


MCI Communications Corporation
1801 Pennsylvania Avenue, N.W.
Washington, D.C.  20006

Dear Sirs:

                  We have acted as counsel to you, MCI Communications Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 including the Prospectus, dated August 30, 1996, and the Prospectus Supplement, dated August 30, 1996 (the "Registration Statement"), relating to the proposed issuance and sale by the Company from time to time of up to an aggregate of $1,000,000,000 principal amount of debt securities (the "Securities"). The Securities are to be issued under an Indenture, dated as of February 17, 1995, between the Company and Citibank, N.A., as trustee, relating to senior Securities issuable thereunder, an Indenture, dated as of October 15, 1989, between the Company and Bankers Trust Company, as trustee, relating to subordinated Securities issuable thereunder which are not convertible into shares of common stock of the Company, and an Indenture, dated as of October 15, 1989, between the Company and Bankers Trust Company, as trustee, relating to subordinated Securities issuable thereunder which are convertible into shares of common stock, par value $.10 per share, of the Company.

                  We have examined the originals, photocopies, or conformed copies of all such records of the Company and all such agreements, certificates of public officials, certificates of officers and representatives of the Company, and such other documents as we have deemed
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KRAMER, LEVIN, NAFTALIS & FRANKEL

MCI Communications Corporation
August 30, 1996
Page 2



relevant and necessary as a basis for the opinion hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures on original documents and the conformity to the originals of all copies submitted to us as conformed copies or photocopies. As to various questions of fact material to our opinion, we have relied upon representations, statements, or certificates of officers and representatives of the Company and others.

                  Based upon the foregoing and subject to the qualifications set forth below, it is our opinion that the discussion under the caption "Federal Income Tax Consequences" in the Prospectus correctly describes certain material federal income tax consequences of to the ownership and disposition of Securities that may be issued pursuant to the Prospectus. The discussion in the Prospectus does not address the tax consequences of the ownership and disposition of any specific series of Securities that may be issued pursuant to a supplement to the Prospectus (a "Supplement"), which consequences may be affected by the particular terms of such Securities and which, if materially different from the discussion in the Prospectus, will be addressed in such Supplement.

                  Our opinion, which is not binding on the Internal Revenue Service, is based upon existing statutory, regulatory, and judicial authority, any of which may be changed at any time with retroactive effect to the detriment of the holders of the Securities. As noted above, our opinion is based solely on the documents that we have examined, the additional information that we have obtained, and the representations that have been made to us. Our opinion cannot be relied upon if any of the facts contained in such documents, such additional information, or any of the representations made to us is, or later becomes, inaccurate. Finally, our opinion is limited to the tax matters specifically discussed under the caption "Federal Income Tax Consequences" in the Prospectus, and we have not been asked to address, nor have we addressed, any other tax consequence relating to the Securities.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Opinions" in the Prospectus.



                                  Very truly yours,

                                  Kramer, Levin, Naftalis & Frankel